Exhibit 99.1

13215 Bee Cave Parkway, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

Summit Hotel Properties Announces Retirement of

Craig Aniszewski as Chief Operating Officer

Austin, Texas, January 31, 2022 --- Summit Hotel Properties, Inc. (NYSE: INN) (“Summit” or the “Company”) today announced that Craig J. Aniszewski, its Executive Vice President and Chief Operating Officer, plans to retire from the Company on March 1, 2022. In his 25 years with Summit and its predecessor, Mr. Aniszewski has been integral to the Company’s success through his leadership of Summit’s operations, design and construction functions.

Jonathan P. Stanner, the Company’s President and Chief Executive Officer, noted, "I want to sincerely thank Craig for his tremendous contributions to our growth and success over the years and wish him the very best in retirement. Craig’s ability to produce results and develop his team has been exceptional and I’ve been privileged to have him as a partner. We are fortunate to have two highly qualified and experienced individuals being promoted as part of the succession plan for Craig. I look forward to continuing to work closely with Larry Trowbridge and Greg James to ensure a successful and seamless transition.”

Mr. Trowbridge, who leads the Company’s design and construction functions, and Mr. James, who leads the Company’s asset management and revenue strategy functions, have been with the Company and its predecessor for nearly 20 years and 15 years, respectively, and each provide over 30 years of industry experience. Together they will continue to build on Mr. Aniszewski’s achievements in developing and leading a best-in-class asset management team, proprietary revenue strategy platform, and sophisticated in-house design and construction capabilities.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of January 31, 2022, the Company’s portfolio consisted of 100 hotels, 61 of which are wholly owned, with a total of 15,051 guestrooms located in 24 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties

(512) 538-2325

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Forward Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the expected retirement of Mr. Aniszewski and the expected timing of such. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any information contained in this news release, whether as a result of new information, future events or otherwise.

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